Schedule 14A.
                     Information Required in Proxy Statement
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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant|X|.
Filed by a Party other than the Registrant|_|.


Check the appropriate box:
| |  Preliminary Proxy Statement.
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
|X|  Definitive Proxy Statement.
|_|  Definitive Additional Materials.
|_|  Soliciting Material under ss. 240.14a-12.


                               Care Concepts, Inc.
                               -------------------
                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_|  $125 per Exchange Act Rules 0-11(c)1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11:

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


|_|  Fee paid previously by written preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

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                                  Schedule 14A

                               CARE CONCEPTS, INC.
                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120

                               PROXY STATEMENT AND
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 20, 2001

     To the shareholders of Care Concepts, Inc.:

     A Special Meeting of the shareholders of Care Concepts, Inc. (the "Company") will be held at the Company's executive offices at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120 at 10:00 a.m. on March 20, 2001, or at any adjournment or postponement thereof, for the following purposes:

     1. To amend the Company's Restated Certificate of Incorporation to increase its authorized shares of Capital Stock to 35,000,000 shares, consisting of 30,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock, par value $0.001 per share.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on February 6, 2001 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Earnest Mathis
                                       ------------------
                                       Earnest Mathis, President


February 9, 2001

                                 PROXY STATEMENT

                               CARE CONCEPTS, INC.
                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
                            Telephone: (303) 794-9450

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 20, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Care Concepts, Inc. (the "Company"), a Delaware corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Special Meeting of Shareholders of the Company ("Special Meeting") to be held at the Company's executive offices at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120 at 10:00 a.m. on March 20, 2001, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about February 26, 2001. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Approval of the proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares entitled to vote at the Special Meeting. The presence in person or by proxy of shareholders owning a majority of the issued and outstanding shares of Common Stock constitutes a quorum for the Special Meeting. Abstentions and broker non-votes will be treated as a "no" vote for purposes of determining whether approval of the proposal has been obtained.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, facsimile or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on February 6, 2001 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. On the record date, there were outstanding 7,500,000 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Special Meeting.

     The holders of a majority of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for purposes of the Proposal to Increase the Company's Authorized Shares to 35,000,000 Shares of Capital Stock and any other matters that may come before the meeting.

     Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal, because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote of a majority of the votes cast by holders of Common Stock is required to approve the Proposal to Increase the Company's Authorized Shares to 35,000,000 Shares of Capital Stock. In tabulating the votes on the such Proposal, abstentions and broker non-votes will be treated as shares that are present but that have not been voted and accordingly are not included in determining whether the Proposal is approved.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 6, 2001, by
(i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock (ii) each of the Company's directors and (iii) all directors and officers of the Company as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated, although share ownership includes ownership by spouses.

       Name and Address               Number of Shares of    Percentage of Class
     of Beneficial Owner              Common Stock Owned       of Common Stock
     -------------------              ------------------       ---------------

Jack D. Kelley (1) (2)
3118 W. Thomas, Suite 707
Phoenix, AZ  85017                        3,712,219                 49.0%

Derold L. Kelley (1)
3118 W. Thomas, Suite 707
Phoenix, AZ  85017                        1,017,500                 14.0%

Earnest Mathis
26 West Dry Creek Circle, Suite 600
Littleton, CO  80120                         -0-                       0%

All Officers and Directors
  as a Group (3 persons)                  4,729,719                 63.0%

----------

(1) Jack D. Kelley is the father of Brian and Derold L. Kelley and by virtue of this relationship, Jack D. Kelley may be deemed to control the shares held by Brian and Derold L. Kelley. Brian Kelley owns or controls either directly or indirectly, 45,396 shares all of which are included in Jack D. Kelley's shares. None of the shares owned or controlled by Derold L. Kelley are included in Jack D. Kelley's shares.


(2) The shares indicated include 35,598 shares held by the Jack D. Kelley Irrevocable Trust of which Brian Kelley is the Trustee.

                                   THE COMPANY

     Care Concepts, Inc. (the "Company") was formed in Nevada in July 1988 as Amsterdam Capital Corporation, Inc. to seek and acquire a business opportunity. From July 1988 until June 1989, the Company's activities were composed of the investigation of various business opportunities. In June 1989, the Company acquired Care Concepts, Inc., a Colorado corporation that was formed in 1984 ("Care Concepts Colorado"). In the acquisition, the Company purchased all of the outstanding shares of Care Concepts Colorado, and operated Care Concepts Colorado as its wholly-owned subsidiary. Contemporaneously with this transaction, the Company changed its name to Care Concepts, Inc.

     In November 1992, the Company changed its state of incorporation to Delaware through a change in domicile merger. In connection with the change in domicile merger, each four outstanding shares of Capital Stock were converted into one share of Common Stock of the Delaware corporation. The Colorado subsidiary was liquidated and the assets were transferred to and the liabilities assumed by the parent in January 1992. In November 1994 a reverse stock split became effective whereby each five shares of outstanding Common Stock were converted into one share of Common Stock.

     Care Concepts Colorado and, from 1989 until mid 1996, the Company, designed, produced, and sold the Care Van, a specialized minivan for physically challenged drivers and passengers. The Company's customers consisted primarily of wheelchair users and the elderly as well as private organizations and government funded and for-profit agencies that provided services to the physically challenged. Since mid 1996, the Company ceased all operations regarding the Care Van and has been seeking to acquire a business opportunity.

                PROPOSAL 1: AUTHORIZE AN AMENDMENT TO THE REVISED
             CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES TO 35,000,000 SHARES OF CAPITAL STOCK

Proposed Amendments To Certificate Of Incorporation

     The Board of Directors has adopted resolutions setting forth the proposed amendment to Paragraph 1 of Article 4 of the Company's Restated Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at a Special Meeting of Shareholders. The following is the text of the amendment to Paragraph 1 of Article 4 of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

     "1. The total number of shares which the Corporation shall have authority to issue is 35,000,000 shares, consisting of (i) 30,000,000 shares of Common Stock par value, $0.001 per share (the "Common Stock") and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Each share of Common Stock shall be entitled to one vote at all meetings of stockholders of the Corporation and, subject to the right of the holders of Preferred Stock, shall be entitled to receive dividends, when and if declared by the Board of Directors of the Corporation."

Purpose And Effect Of Proposed Amendment

     The authorization of a total of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock would give the Board of Directors the express authority, without further action of the Company's stockholders, to issue such shares from time to time as the Board deems necessary or advisable.


     The Board of Directors proposed amendment to the Company's Restated Certificate of Incorporation to authorize 35,000,000 shares of Capital Stock comprised of 30,000,000 shares of $.001 par value Common Stock and 5,000,000 shares of $.001 par value Preferred Stock may assist the Company in future financing although there can be no assurance that future financing will occur. The Company's Board of Directors believe that it is desirable to have additional authorized shares of Common Stock available for possible future financing, for possible acquisition transactions and other general corporate purposes. The Company has no current plans to use the additional authorized shares for a merger or a business combination. Having such additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financing and acquisitions would dilute existing shareholders, management believes such transactions would increase the value of the Company to its shareholders.

     The additional shares of stock would be available for issuance by the Board of Directors without future action by the stockholders, unless such action were specifically required by applicable law or rules of any securities market on which the Company's securities may be traded. Although the proposed increase in the authorized capital stock of the Company could be construed as having potential anti-takeover effects, neither the Board of Directors nor management of the Company views this proposal in that perspective. Nevertheless, the Company could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The Company is not aware of any such hostile takeover bid at this time. Shares of stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Bylaws of the Company or certain provisions of the Certificate of Incorporation would not receive the requisite vote required. Such uses of the stock could render more difficult or discourage an attempt to acquire control of the Company, if such transactions were opposed by the Board of Directors.

Vote Required

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required for approval of the Amendment.

     THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE 35,000,000 SHARES OF CAPITAL STOCK COMPRISED OF 30,000,000 SHARES OF $.001 PAR VALUE COMMON STOCK AND 5,000,000 SHARES OF $.001 PAR VALUE PREFERRED STOCK.

                        MANAGEMENT OF CARE CONCEPTS, INC.

     The following table sets forth certain information regarding each current director and each executive officer of the Company.

     Name                     Age             Position
     ----                     ---             --------
Earnest Mathis                41              President, Chief Financial Officer
                                              and Director
James Eller                   51              Secretary
Jack D. Kelley                66              Director
Derold L. Kelley              44              Director


     Each director is elected for a period of one year and serves until his or her successor is duly elected by the shareholders. The term of office for each officer is at the discretion of the Board of Directors. Jack D. Kelley is the father of Derold L. Kelley. The Board of Directors has no audit or compensation committees.


     The principal occupation of each director and executive officer of the Company, for at least the past five years, is as follows:

     Earnest Mathis. Mr. Mathis has been the Company's President, Chief Financial Officer and a member of the Board of Directors since February 2001. Since February 1996 to the present, Mr. Mathis has been President and a member of the Board of Directors of Vov Enterprises, Inc. and Zedik Enterprises, Inc., both publicly held blank check companies. From January 1999 to the present, Mr. Mathis has been Chief Executive Officer and Chief Financial Officer of Milestone Capital, Inc. and serves as the company's sole director. Milestone is a publicly held Shell Corporation. From January 1987 to the present, Mr. Mathis has been President and a member of the Board of Directors of Inverness Investments, a privately held financial consulting company in Denver, Colorado. From February 1998 to the present, Mr. Mathis has served as Manager of Amerigolf, LLC, a golf course development company. From January 1997 to the present, Mr. Mathis has served as President of Integrated Medical Services, Inc. (IMS). IMS is a wholly owned subsidiary which transports and processes medical waste from small and large generators of medical waste. In March 1999, IMS sold 100% of its assets to publicly held Stericycle, Inc. Mr. Mathis attended Denver University where he studied finance and since 1992, has been a member of the Denver Society of Securities Analysts.

     James Eller. Mr. Eller has been the Company's Secretary since February, 2001. After more than 20 years in the commercial real estate business, Mr. Eller founded the real estate and financial consulting firm, Eller Companies, in January 1995, where he was responsible for all operations until May 1996. Throughout the years, Mr. Eller gained valuable experience in income producing investment real estate, selecting sites, as well as acquiring, leasing and marketing properties. As Vice President of Loup-Miller Realty, Inc. from 1972 to 1986, Mr. Eller was responsible for day-to-day operations of the real estate development and leasing company. Additionally, from 1978 to 1982 at Main Street 1910, Inc., Mr. Eller was responsible for the daily operation and supervision of nearly 200 employees. From 1998 to 1990, Mr. Eller was President of Uniwest Mortgage Company and Senior Asset Disposition Officer of United Savings Bank of Wyoming, F.S.B., where he was responsible for a portfolio in excess of $150 million of real estate and nonperforming loans. From 1990 to 1995, Mr. Eller was a registered representative of Alden Capital Markets where he was responsible for project finance and restructuring debt. From May 1996 until February 1999, Mr. Eller was Vice President of Integrated Medical Services, Inc. and Southwest Medecol, LC where his duties included daily operations, financial reporting and supervision of more than 20 employees in the medical waste and solid-landfill business. From May 1996 until the present, Mr. Eller has been employed by Inverness Investments, Inc. where he has been responsible for performing administrative oversight and corporate compliance of numerous public and private companies as it relates to mergers and acquisitions.

     Jack D. Kelley. From 1984 until February 2001, Mr. Kelley was the Company's Chief Executive Officer and he is currently a director of the Company. Mr. Kelley served in the United States Air Force from 1951 until he was honorably discharged in 1973. From 1973 until it closed in 1982, Mr. Kelley was President and Chief Executive Officer of American Western Securities, Inc., a Denver, Colorado based investment banking and stock brokerage firm. From 1973 to 1982, Mr. Kelley was an executive officer in a number of privately-held companies, including an aircraft and automobile leasing company, a property management company, a financial consulting company and a stock transfer company. From 1982 until 1984, Mr. Kelley was involved in private investing for his own account. From 1995 until 2000, Mr. Kelley was the Chief Executive Officer and a director of NewBridge Products, Inc. which was engaged in the manufacture of customized vans for the handicapped. Since 2000, Mr. Kelley has been the Chief Executive Officer of Corporate Consultants, a financial consulting firm.

     Derold L. Kelley. From 1984 until February 2001, Mr. Kelley was the Company's Vice President and he is currently a director of the Company. Mr. Kelley served in the United States Air Force from 1978 until he was honorably discharged in 1984. From 1995 until 2000, Mr. Kelley was the Vice President and a director of NewBridge Products, Inc. which was engaged in the manufacture of customized vans for the handicapped. Mr. Kelley's responsibilities included supervising the Company's production facilities, procuring of sub-assemblies, vendor supplies and quality control. Since 1997, Mr. Kelley has been an executive officer in Hunter Products, Inc., a privately-held company engaged in the light manufacturing and specialized product and prototype development.

Executive Compensation

     There was no compensation awarded to, earned by, or paid to any of the executive officers of the Company during the fiscal years ended December 31, 1998, 1999 or 2000, respectively.

     The Company's directors do not currently receive any compensation except reimbursement for out-of-pocket expenses incurred in attending board meetings, but at the discretion of the Board of Directors may receive compensation for attending meetings in the future.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     The management of the Company is not aware of any other matters which are to be presented to the Special Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.


                                         /s/ Earnest Mathis
                                         ------------------
                                         Earnest Mathis
                                         President


February 9, 2001

February 9, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                               CARE CONCEPTS, INC.
                            TO BE HELD MARCH 20, 2001

     The undersigned hereby appoints Earnest Mathis as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Care Concepts, Inc. held of record by the undersigned on February 6, 2001, at the Special Meeting of Shareholders to be held March 20, 2001, or any adjournment or postponement thereof.

     1. To amend the Company's Restated Certificate of Incorporation to increase the Company's authorized Capital Stock to 35,000,000 shares comprised of 30,000,000 shares of $.001 par value Common Stock and 5,000,000 shares of $.001 par value Preferred Stock.

          FOR _____               AGAINST _____              WITHHOLD VOTE _____

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:__________________________    ____________________________________________
                                    Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                    ____________________________________________
                                    Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF SHAREHOLDERS. _____